Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2014 RESULTS AND DECLARES SECOND QUARTER 2014 DIVIDEND

Boston, Massachusetts, May 6, 2014.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2014 results.  Net income for the quarter ended March 31, 2014 was $12.1 million, or $0.79 per diluted share, compared to $14.0 million, or $0.91 per diluted share, for the comparable 2013 period.  Safety’s book value per share increased to $45.70 at March 31, 2014 from $45.18 at December 31, 2013.  Safety paid $0.60 per share in dividends to investors during the quarters ended March 31, 2014 and March 31, 2013. Safety paid $2.40 per share in dividends to investors during the year ended December 31, 2013.

Direct written premiums for the quarter ended March 31, 2014 increased by $7.1 million, or 3.8%, to $192.7 million from $185.6 million for the comparable 2013 period.  The 2014 increase occurred primarily in our commercial automobile and homeowners lines of business, which experienced increases in average written premium per exposure of 9.2% and 4.0%, respectively. Written exposures increased in our commercial automobile and our homeowners lines of business by 9.7% and 5.3%, respectively.

Net written premiums for the quarter ended March 31, 2014 increased by $7.3 million, or 4.1%, to $186.0 million from $178.7 million for the comparable 2013 period.  Net earned premiums for the quarter ended March 31, 2014 increased by $9.5 million, or 5.7%, to $176.0 million from $166.4 million for the comparable 2013 period.  Net written and net earned premiums increased primarily due to the factors that increased direct written premiums.

Net investment income for the quarter ended March 31, 2014 increased by $0.2 million, or 1.8%, to $10.6 million from $10.4 million for the comparable 2013 period.  Net effective annualized yield on the investment portfolio was 3.5% and 3.6%, for the quarters ended March 31, 2014 and 2013, respectively. Our duration was 4.0 years at March 31, 2014, slightly lower from 4.1 years at December 31, 2013.

For the quarter ended March 31, 2014, losses and loss adjustment expenses incurred increased by $8.7 million, or 7.8%, to $120.9 million from $112.1 million for the comparable 2013 period.  The increase was primarily due to a higher level of auto claim activity as result of severe and snowy winter weather in the Northeast during the quarter ended March 31, 2014, compared to the quarter ended March 31, 2013.  Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended March 31, 2014 were 68.7%, 30.4%, and 99.1%, respectively, compared to 67.4%, 30.1%, and 97.5%, respectively, for the comparable 2013 period.  Total prior year favorable development included in the pre-tax results for the quarter ended March 31, 2014 was $11.0 million compared to $7.4 million for the comparable 2013 period.

Today, our Board of Directors approved and declared a quarterly cash dividend of $0.60 per share on the issued and outstanding common stock, payable on June 13, 2014 to shareholders of record at the close of business on June 2, 2014.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2013 Form 10-K with the SEC on March 17, 2014 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.
Office of Investor Relations
877-951-2522
InvestorRelations@SafetyInsurance.com

Cautionary Statement under “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, at fair value (amortized cost: $1,097,908 and $1,087,232)	$1,125,506	$1,104,957
Equity securities, at fair value (cost: $83,884 and $83,134)	93,739	91,871
Other invested assets	6,471	5,748
Total investments	1,225,716	1,202,576
Cash and cash equivalents	15,670	55,877
Accounts receivable, net of allowance for doubtful accounts	175,120	169,304
Receivable for securities sold	1,423	1,320
Accrued investment income	10,275	10,329
Taxes recoverable	5,474	709
Receivable from reinsurers related to paid loss and loss adjustment expenses	5,782	4,588
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	60,610	60,346
Ceded unearned premiums	18,675	17,900
Deferred policy acquisition costs	64,812	63,388
Deferred income taxes	70	3,984
Equity and deposits in pools	22,094	18,733
Other assets	16,104	16,403
Total assets	$1,621,825	$1,625,457

Liabilities
Loss and loss adjustment expense reserves	$461,022	$455,014
Unearned premium reserves	381,412	370,583
Accounts payable and accrued liabilities	47,053	66,508
Payable for securities purchased	4,365	13,327
Payable to reinsurers	7,441	7,094
Other liabilities	13,717	17,744
Total liabilities	915,010	930,270

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,286,871 and 17,207,929 shares issued	173	172
Additional paid-in capital	171,989	170,391
Accumulated other comprehensive income, net of taxes	24,345	17,200
Retained earnings	570,676	567,792
Treasury stock, at cost: 1,819,547 shares	(60,368)	(60,368)
Total shareholders’ equity	706,815	695,187
Total liabilities and shareholders’ equity	$1,621,825	$1,625,457

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
Net earned premiums	$175,970	$166,439
Net investment income	10,573	10,387
Net realized gains on investments	20	402
Finance and other service income	4,524	4,568
Total revenue	191,087	181,796

Losses and loss adjustment expenses	120,888	112,145
Underwriting, operating and related expenses	53,407	50,098
Interest expense	22	22
Total expenses	174,317	162,265

Income before income taxes	16,770	19,531
Income tax expense	4,645	5,547
Net income	$12,125	$13,984

Earnings per weighted average common share:
Basic	$0.79	$0.91
Diluted	$0.79	$0.91

Cash dividends paid per common share	$0.60	$0.60

Number of shares used in computing earnings per share:
Basic	15,359,989	15,339,690
Diluted	15,421,159	15,356,754

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Written Premiums
Direct	$192,660	$185,554
Assumed	7,444	6,036
Ceded	(14,081)	(12,902)
Net written premiums	$186,023	$178,688

Earned Premiums
Direct	$182,872	$173,689
Assumed	6,404	5,324
Ceded	(13,306)	(12,574)
Net earned premiums	$175,970	$166,439